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                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                                       FOR

                                 THOMAS A. RIZK


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Employment.................................................................2

2.  Services...................................................................2

3.  Compensation and Benefits..................................................3

4.  Termination of Employment and Change in Control............................8

5.  Confidential Information..................................................16

6.  Return of Documents.......................................................17

7.  Noncompete................................................................17

8.  Remedies..................................................................18

9.  Successors and Assigns....................................................19

10. Timing of and No Duplication of Payments/ Tax Withholding.................20

11. Modification or Waiver....................................................20

12. Notices...................................................................21

13. Governing Law.............................................................21

14. Severability..............................................................22

15. Counterparts..............................................................22

16. Headings..................................................................22

17. Entire Agreement..........................................................22

18. Survival of Agreements....................................................23
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                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 21, 1997, by and between Thomas A. Rizk, an individual residing at 87 Braemar Drive, Wayne, New Jersey 07470 ("Executive"), and Cali Realty Corporation, a Maryland corporation with offices at 11 Commerce Drive, Cranford, New Jersey 07016 (the "Company").

                                    RECITALS

     WHEREAS, the Executive held the positions of President and Chief Financial Officer and served as a member of the Board of Directors of the Company (the "Board") pursuant to his Employment Agreement with the Company dated August 31, 1994 ("Prior Agreement") and, through such service, has acquired special and unique knowledge, abilities and expertise; and

     WHEREAS, the Executive now holds the positions of President and Chief Executive Officer and serves as a member of the Board; and

     WHEREAS, the Company desires to extend Executive's Employment Period (as defined in the Prior Agreement) to January 21, 2002, and the Company and Executive desires to restructure certain terms of the Prior Agreement and otherwise to amend and restate the Prior Agreement in its entirety as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1. Employment.

     The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, for a term commencing on the date hereof and expiring on January 21, 2002; provided, however, that commencing on January 21, 2002 and each January 21 thereafter, the term of this Agreement shall be extended automatically for one (1) additional year unless at least ninety (90) days prior to the applicable expiration date either the Company or Executive shall have given written notice to the other party that such party does not wish to extend this Agreement. It being agreed and understood that the extension of this Agreement shall not create an obligation of the Company to issue new awards to Executive hereunder. The term of this Agreement, as it may be extended from time to time in accordance with this Paragraph 1, is referred to herein as the "Employment Period."

     2. Services.

     During the Employment Period, Executive shall hold the positions of President and Chief Executive Officer and shall serve as a member of the Board. Executive shall devote his best efforts and substantially all of his business time, skill and attention to the business of the Company, and shall perform such duties as are customarily performed by similar executive officers and as may be more specifically enumerated from time to time by the Board or the Executive Committee of the Board, if any; provided, however, that the foregoing is not intended to (a) preclude Executive from (i) owning and managing personal investments, including real estate investments, subject to the restrictions set forth in Paragraph 7 hereof or (ii) engaging in charitable activities


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and community affairs, or (b) restrict or otherwise limit Executive from conducting real estate development, acquisition or management activities with respect to those properties described in Schedule A, attached hereto, (the "Excluded Properties"), provided that the performance of the activities referred to in clauses (a) and (b) does not prevent Executive from devoting substantially all of his business time to the Company.

     3. Compensation and Benefits.

     During the Employment Period, the Company shall pay Executive a minimum annual base salary in the amount of $450,000 (the "Annual Base Salary"), payable in accordance with the Company's regular payroll practices. In addition, Executive also shall be eligible for incentive compensation payable each year in such amounts as may be determined by the Compensation Committee of the Board (the "Compensation Committee") based upon, among other factors, growth in Funds from Operations per Common Share (as hereinafter defined) for the year. Executive's Annual Base Salary shall be reviewed annually in accordance with the policy of the Company from time to time and may be subject to upward adjustment based on, among other things, Executive's performance, as determined in the sole discretion of the Compensation Committee. The Company shall have the right to deduct and withhold from all compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld. In addition to the compensation specified above and other benefits provided


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pursuant to this Paragraph 3, Executive shall be entitled to the following benefits:

     (a) participation in the Employee Stock Option Plan of Cali Realty Corporation (the "Stock Option Plan") and other benefit plans (including without limitation the Cali Realty Corporation 401(k) Savings and Retirement Plan and any other stock option plans which may be adopted or maintained by the Company) made generally available to executives of the Company with such participation to be consistent with reasonable Company guidelines;

     (b) participation in any health insurance, disability insurance, group life insurance or other welfare benefit program made generally available to executives of the Company; and

     (c) reimbursement for reasonable business expenses incurred by Executive in furtherance of the interests of the Company.

     In addition, Executive shall be entitled to receive such bonuses and options to purchase shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") as the Board shall approve, in its sole discretion, including, without limitation, options and bonuses contingent upon Executive's performance and the achievement of specified financial and operating objectives for Funds from Operations per Common Share. For purposes of this Agreement, "Funds from Operations per Common Share" for any period shall mean (i) net income (loss) before minority interest of unit holders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sale of property, plus real estate return, depreciation and amortization as calculated in accordance with the National Association of Real Estate Investment Trusts definition published in March 1995, as amended from time to time, and as applied in accordance with the accounting practices and policies of the Company in effect from time to time on a consistent basis to the entire Employment Period, divided


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by (ii) the sum of (A) the primary weighted average number of outstanding shares of Common Stock as it appears in the Company's financial statement for the applicable period and (B) the primary weighted average number of outstanding limited partnership units of Cali Realty, L.P., a Delaware limited partnership of which the Company is the sole general partner, for the applicable period.

     As further consideration for Executive agreeing to serve as an officer and entering into this Agreement upon the terms set forth herein, including, without limitation, the terms relating to noncompetition set forth in Paragraph 7 below, the Company shall, concurrently herewith or as soon as practicable after the execution of this Agreement:

     (a) grant to Executive 55,555 restricted shares of Common Stock ("Restricted Shares") pursuant to the terms and conditions of this Agreement, and the written agreement, issued pursuant to this Agreement, evidencing such award executed between the Company and Executive (the "Restricted Share Agreement"). In the event of a conflict between the Restricted Share Agreement and this Agreement, the terms of this Agreement shall control.

          The Restricted Share Award (as defined in the Restricted Share Agreement) is scheduled to vest over five (5) years with twenty percent (20%) of the Restricted Shares vesting on each of the first anniversary of the date hereof (the "First Anniversary"), the second anniversary of the date hereof (the "Second Anniversary"),the third anniversary of the date hereof (the "Third Anniversary"), the fourth anniversary of the date hereof (the "Fourth Anniversary") and the fifth anniversary of the date hereof (the "Fifth Anniversary"), provided, that certain Performance Goals as defined and set forth in the Restricted Share Agreement are met. Vesting shall be cumulative in accordance with the provisions of the Restricted Share Agreement and the Performance Goals may be achieved as specified therein up until the seventh anniversary of the date hereof. Except as otherwise provided in Paragraph 4 hereof, Executive must be employed by the Company on the applicable anniversary date to vest in the Restricted Shares scheduled to vest in a particular year. The measurement date to determine such


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          vesting shall be the last day of the Company's fiscal year preceding the year in which the applicable anniversary date occurs.

          In addition, upon vesting of the Restricted Shares on each applicable anniversary date, the Company shall make a cash payment to Executive on that anniversary date in an amount equal to forty percent (40%) of the Fair Market Value (determined as of such anniversary date) of the Restricted Shares that vest on such anniversary date (the "Restricted Share Tax Gross-Up Payment").

     (b) loan on a non-recourse basis to Executive $3,000,000 (the "Stock Acquisition Loan"), with the loan proceeds to be used by Executive simultaneously to purchase newly issued Common Stock from the Company. Interest shall accrue on the Stock Acquisition Loan at the rate of 6.21% per year and shall be payable, on the entire outstanding balance, annually in arrears. The Stock Acquisition Loan is being granted and secured pursuant to the terms and conditions of this Agreement, and a Secured Non-Recourse Promissory Note and Stock Pledge Agreement evidencing and securing such Loan as executed between the Company and Executive. In the event of a conflict between the aforementioned documents and this Agreement, the terms of this Agreement shall control.

          The Stock Acquisition Loan shall be forgiven over a period of five (5) years from the date hereof, with twenty percent (20%) of the principal and interest on the then outstanding balance of the principal to be forgiven on each applicable anniversary date (the "Forgiven Amount"). In addition, on each applicable anniversary date as the Stock Acquisition Loan and interest accrued thereon is forgiven, in order to enable Executive to meet his tax liability with respect to the forgiveness of the Stock Acquisition Loan, the Company shall make a cash payment to Executive on that anniversary date in an amount equal to forty percent (40%) of the respective Forgiven Amount (the "Acquisition Loan Tax Gross-Up Payment"). Since the Stock Acquisition Loan will be forgiven over a five (5) year period, a total of five (5) Acquisition Loan Tax Gross-Up Payments will be made to Executive over the period of forgiveness. No additional payments will be made to Executive with respect to any Acquisition Loan Tax Gross-Up Payments made hereunder. Except as otherwise provided in Paragraph 4 hereof, the aforementioned forgiveness of the Stock Acquisition Loan inclusive of interest thereon and respective Acquisition Loan Tax Gross-Up Payment shall only occur if Executive is employed by the Company on the applicable anniversary date.



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          The Stock Acquisition Loan shall be initially secured by the shares of
          Common Stock purchased by Executive from the Company with the proceeds of the Stock Acquisition Loan. Beginning on the First Anniversary, the outstanding balance of the Stock Acquisition Loan shall be secured only by shares of Common Stock having a Fair Market Value of one hundred and ten percent (110%) of the outstanding principal amount of the Stock Acquisition Loan (together with interest accrued thereon).
          On the First Anniversary, and on each anniversary date, March 31, June 30 and September 30 through the Fifth Anniversary (each such date a "Determination Date"), the Company shall reasonably determine the aggregate Fair Market Value of the collateral (the "Market Value") being held. If on such Determination Date the Market Value exceeds one hundred ten percent (110%) of the outstanding balance of the Stock Acquisition Loan (together with interest accrued thereon) on such Determination Date (the "Base Value"), the Company shall, unless otherwise requested by Executive, automatically release to Executive such portion of the collateral the aggregate Fair Market Value of which equals the Market Value less 110% of the Base Value, free and clear of any and all encumbrances under the Stock Pledge Agreement.

          Executive shall be required to execute the aforementioned Stock Pledge Agreement and Secured Non-Recourse Promissory Note. The Company shall then issue shares of Common Stock to Executive in exchange for the Stock Acquisition Loan. The Company shall, upon receipt from Executive of the Stock Pledge Agreement and Secured Non-Recourse Promissory Note for the purchase of the shares of Common Stock purchased with the proceeds of the Stock Acquisition Loan, make prompt delivery of the certificates evidencing the shares of Common Stock to Executive, subject to any requirements set forth in the Stock Pledge Agreement; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares prior to the delivery thereof, then the date of the delivery of the shares shall be extended for the period necessary to complete such action. Certificates for shares of Common Stock when issued to Executive may have restrictive legends or statements of other applicable restrictions endorsed thereon and may not be immediately transferable.



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     As consideration for entering into the Prior Agreement upon the terms set forth therein, including without limitation, the terms relating to noncompetition set forth in Paragraph 7 thereof, the Company, concurrently therewith, pursuant to Paragraph 3 of the Prior Agreement granted to Executive options to purchase 200,000 shares of Common Stock at a purchase price of $17.25 per share (the "1994 Options"). Such options were granted pursuant to the terms and conditions of the Stock Option Plan, having a ten (10) year term and vesting over a three (3) year period beginning on August 31, 1994, with one-third of such options vested on the August 31, 1995, and one-third vested on August 31, 1996, and one-third vesting on August 31, 1997, subject to acceleration in accordance with the terms of the Stock Option Plan.

     The 1994 Options were and are intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that to the extent that any of such options did not or do not satisfy the requirements of Section 422(b) of the Code, then they shall be treated as non-qualified options.

     4. Termination of Employment and Change in Control.

     (a) Termination of Employment by the Company for Cause or By Executive without Good Reason. In the event (i) the Company terminates Executive's employment for Cause (as hereinafter defined) or (ii) Executive terminates his employment without Good Reason (as hereinafter defined), the Company shall pay Executive any unpaid salary accrued through and including the date of termination. In addition, in such event, Executive shall be entitled (i) to exercise any options which


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have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan, (ii) to retain any Restricted Shares previously awarded to Executive pursuant to this Agreement and the Restricted Share Agreement and any Restricted Share Tax Gross-Up Payments which are fully vested on the date of termination, and (iii) to retain any shares of Common Stock purchased by Executive with the proceeds of the Stock Acquisition Loan which are no longer pledged as collateral for the outstanding balance of the Stock Acquisition Loan and any Acquisition Loan Tax Gross-Up Payments applicable to Forgiven Amounts and to retain the balance of the shares of Common Stock which are still pledged as collateral for the outstanding balance of the Stock Acquisition Loan, provided, that Executive immediately repays to the Company the outstanding balance of the Stock Acquisition Loan including interest accrued thereon through the date of termination. Except for any rights which Executive may have to unpaid salary amounts through and including the date of termination, vested options, vested Restricted Shares and related Restricted Share Tax Gross-Up Payments, and shares of Common Stock purchased with the proceeds of the Stock Acquisition Loan and related Acquisition Loan Tax Gross-Up Payments, all as set forth above, the Company shall have no further obligations hereunder following such termination.

     (b) Termination of Employment Upon Death or Disability . In the event of termination of Executive's employment as a result of either (i) Executive's death or Disability (as hereinafter defined), the Company shall pay to Executive, his estate or his personal representative (A) the unpaid salary through the end of the Employment Period remaining (assuming no such termination occurred) and (B) a pro-rata portion,


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based upon the number of days in the period beginning with January 1 of the calendar year in which such termination occurred and ending with the date the Employment Period ends (assuming such termination did not occur), of the average annual amount of incentive compensation payments paid to Executive during each previous year of Executive's employment hereunder (the "Pro-Rata Portion of Incentive Compensation"). The aforesaid amount shall be payable, at the option of Executive, his estate or his personal representative, either (i) in full immediately upon such termination or (ii) monthly over the remainder of the Employment Period. In addition, Executive shall be entitled (i) at the option of Executive, his estate or his personal representative, within one (1) year of the date of such termination, to exercise any options which have vested (including, without limitation, by acceleration in accordance with the terms of the applicable option grant agreement or plan) and are exercisable in accordance with the terms of the applicable option grant agreement or plan or to require the Company (upon written notice delivered within one hundred eighty (180) days following the date of Executive's termination) to repurchase all or any portion of Executive's vested options to purchase shares of Common Stock at a price equal to the difference between the Repurchase Fair Market Value (as hereinafter defined) of the shares of Common Stock for which the options to be repurchased are exercisable and the exercise price of such option as of the date of Executive's termination of employment, (ii) to retain all Restricted Shares awarded to Executive pursuant to this Agreement and the Restricted Share Agreement whether or not such Restricted Shares had previously vested as of the date of termination. In the event any Restricted Shares have not vested as of the date of termination, such Restricted Shares shall immediately vest and Executive, his


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estate or his personal representative shall receive a cash payment from the
Company on the date of termination in an amount equal to forty percent (40%) of the Fair Market Value (determined as of the date of termination) of the Restricted Shares that vest on the date of termination (the "Termination Restricted Share Tax Gross-Up Payment"), (iii) to retain all shares of Common Stock purchased by Executive with the proceeds of the Stock Acquisition Loan without regard to whether or not the Stock Acquisition Loan has been forgiven or repaid. In the event there is an outstanding balance on the Stock Acquisition Loan, such outstanding balance including interest accrued thereon shall on the first day of the calendar month next succeeding Executive's Disability or death be forgiven (and any shares pledged under the Stock Pledge Agreement shall be released to Executive, his estate or his personal representative) and Executive, his estate or his personal representative shall receive a cash payment from the Company on that date in an amount equal to forty percent (40%) of the outstanding balance of the Stock Acquisition Loan and interest accrued thereon that is forgiven on the date of termination (the "Termination Acquisition Loan Tax Gross-Up Payment"). Except for any rights which Executive may have to unpaid salary amounts through the end of the Employment Period, the Pro-Rata Portion of Incentive Compensation, vested options, Restricted Shares (and the full vesting thereof) and the Termination Restricted Share Tax Gross-Up Payment, and shares of Common Stock purchased with the proceeds of the Stock Acquisition Loan (and the forgiveness of the outstanding balance of the Stock Acquisition Loan inclusive of interest accrued thereon) and the Termination Acquisition Loan Tax Gross-Up Payment, all as set forth above, the Company shall have no further obligations hereunder following such termination.



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

     (c) Termination of Employment By the Company Without Cause or By the Executive for Good Reason. In the event (i) the Company terminates Executive's employment for any reason other than Cause or (ii) Executive terminates his employment for Good Reason, the Company shall pay to Executive and Executive shall be entitled to all the payments and rights Executive would have had if Executive's employment had been terminated due to Disability as set forth in sub-paragraph 4(b) (including all benefits under this Agreement and the Restricted Share Agreement), except that Executive must exercise any options which have vested within ninety (90) days of the date of termination. Except for any rights which Executive may have to unpaid salary amounts through the end of the Employment Period, the Pro-Rata Portion of Incentive Compensation, vested options, Restricted Shares (and full vesting thereof) and the Termination Restricted Share Tax Gross-Up Payment, and shares of Common Stock purchased with the proceeds of the Stock Acquisition Loan (and the forgiveness of the outstanding balance of the Stock Acquisition Loan inclusive of interest accrued thereon) and the Termination Acquisition Loan Tax Gross-Up Payment, all as set forth above, the Company shall have no further obligations hereunder following such termination.

     (d) Upon a Change in Control. In the event of a Change in Control (as hereinafter defined), Executive shall be entitled (i) to all Restricted Shares awarded to Executive pursuant to this Agreement and the Restricted Share Agreement whether or not such Restricted Shares had previously vested as of the date of the Change in Control. In the event any Restricted Shares have not vested as of the date of the Change in Control, such Restricted Shares shall immediately vest and Executive shall


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

receive a cash payment from the Company on the date of the Change in Control in an amount equal to forty percent (40%) of the Fair Market Value (determined as of the date of the Change in Control) of the Restricted Shares that vest on the date of the Change in Control (the "Change in Control Restricted Share Tax Gross-Up Payment"), (ii) to all shares of Common Stock purchased by Executive with the proceeds of the Stock Acquisition Loan without regard to whether or not the Stock Acquisition Loan has been forgiven or repaid. In the event there is an outstanding balance on the Stock Acquisition Loan, such outstanding balance including interest accrued thereon through the date of the Change in Control shall be immediately forgiven (and any shares pledged under the Stock Pledge Agreement shall be released to Executive) and Executive shall receive a cash payment from the Company on the date of the Change in Control in an amount equal to forty percent (40%) of the outstanding balance of the Stock Acquisition Loan and interest accrued thereon that is forgiven on the date of the Change in Control (the "Change in Control Acquisition Loan Tax Gross-Up Payment") and
(iii) an excise tax gross-up payment. If it is determined by an indpendent accountant mutually acceptable to the Company and Executive that as a result of compensation paid and other benefits provided to Executive by the Company pursuant to this Agreement or otherwise, a tax will be imposed on Executive pursuant to Section 4999 of the Code (or any successor provisions) the Company shall pay Executive in cash an amount equal to the excise tax for which the Executive is liable under Section 4999 of the Code. Any cash payments owed to Executive pursuant to this Paragraph 4(d) shall be paid to Executive in a single sum on or immediately prior to date of the Change in Control but prior to the consummation of the transaction with any successor.

     In addition, other than the 1994 Options, any other options previously or hereafter granted to Executive that have not vested as of the date of the Change in Control shall immediately vest upon the occurrence of and on the date of a Change in Control irrespective of whether Executive's employment terminates in connection with such Change in Control.



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     (e) For purposes of this Agreement:

               (i) "Cause" shall mean (A) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially performed his duties, or (B) willful misconduct by Executive which is materially injurious to the Company, monetarily or otherwise, or (C) the willful violation by Executive of the provisions of Paragraph 5 or 7 hereof. For purposes of this Paragraph 4(e)(i), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

               (ii) "Change in Control" shall mean that any of the following events has occurred: (a) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act, of thirty percent (30%) or more of the Common Stock of the Company issued and outstanding immediately prior to such acquisition; (b) any Common Stock of the Company is purchased pursuant to a tender or exchange offer other than an offer by the Company; or (c) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than thirty percent (30%) of the voting power of the surviving or acquiring company.

              (iii) "Disability" shall mean the determination by the Company, upon the advice of an independent qualified physician, reasonably acceptable to Executive, that Executive has become physically or mentally incapable of performing his


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                    duties under this Agreement and such disability has disabled
                    Executive for a cumulative period of one hundred eighty
                    (180) days within a twelve (12) month period.

               (iv) "Fair Market Value" shall mean the closing price of the
                    Common Stock as quoted on the New York Stock Exchange at the end of the last business day preceding the Determination Date, the applicable anniversary or the date of termination, as the case may be, as reported in the New York edition of the Wall Street Journal.

               (v) "Good Reason" shall mean (A) any material and substantial breach of this Agreement by the Company, (B) a material reduction in the Executive's Annual Base Salary or other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or any other failure by the Company to comply with Paragraph 3 hereof, or
                    (C) the Company shall have given notice pursuant to Paragraph 1 hereof at any time prior to the sixth anniversary of the date hereof that it does not wish to extend this Agreement, except in connection with termination of Executive's employment for Cause or by reason of death or Disability.

               (vi) "Repurchase Fair Market Value" shall mean the average of the closing price on the New York Stock Exchange of the Common Stock on each of the trading days within the thirty (30) days immediately preceding the date of termination of Executive's employment;

     (f) Any termination of Executive's employment by the Company or any such termination by Executive (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.



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

     5. Confidential Information.

     (a) Executive understands and acknowledges that during his employment with the Company, he will be exposed to Confidential Information (as defined below), all of which is proprietary and which will rightfully belong to the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company such Confidential Information obtained by Executive during his employment with the Company and shall not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company's prior written consent, use any of such Confidential Information or disclose any of such Confidential Information to any individual or entity other than the Company or its employees, except as required in the performance of his duties for the Company or as otherwise required by law. Executive shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft.

     (b) The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained from the Company or its predecessors or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive on behalf of the Company or its predecessors. For purposes of this Paragraph 5, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company.



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     6. Return of Documents.

     Except for such items which are of a personal nature to Executive (e.g., daily business planner), all writings, records, and other documents and things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company and at the direction of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of Executive's employment or at any time as requested by the Company.

     7. Noncompete.

     Executive agrees that:

          (a) During the Employment Period and, in the event (i) the Company terminates Executive's employment for Cause, or (ii) Executive terminates his employment without Good Reason, for a one (1) year period thereafter, Executive shall not, directly or indirectly, within the State of New York, the State of New Jersey, the State of Pennsylvania, and the State of Connecticut, engage in, or own, invest in, manage or control any venture or enterprise primarily engaged in any office-service, office, industrial, or flex property development, acquisition or management activities, without regard to whether or not such activities compete with the Company. Nothing herein shall prohibit Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity. Moreover, the


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

foregoing limitations shall not be deemed to restrict or otherwise limit Executive from conducting real estate development, acquisition or management activities with respect to the Excluded Properties, if any, provided that during the Employment Period the performance of such activities does not prevent Executive from devoting substantially all of his business time to the Company.

          (b) If, at the time of enforcement of this Paragraph 7, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

          (c) For purposes of this Paragraph 7, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company.

     8. Remedies.

     The parties hereto agree that the Company would suffer irreparable harm from a breach by Executive of any of the covenants or agreements contained in Paragraph 5, 6 or 7 of this Agreement. Therefore, in the event of the actual or threatened breach by Executive of any of the provisions of Paragraph 5, 6 or 7 of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions thereof.

     9. Successors and Assigns.

     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of an such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment terminated due to Disability, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. In the event of such a breach of this Agreement, the Notice of Termination shall specify such date as the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to all or substantially all of its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Any cash payments owed to Executive pursuant to this Paragraph 9 shall be paid to Executive in a single sum immediately prior to the consummation of the transaction with such successor.

     (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's beneficiary as determined under any applicable plan, Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

     10. Timing of and No Duplication of Payments/ Tax Withholding.

     (a) All payments payable to Executive pursuant to this Agreement shall be paid as soon as practicable after such amounts have become fully vested and determinable. In addition, Executive shall not be entitled to receive duplicate payments under any of the provisions of this Agreement.

     (b) The Company shall have the right to deduct and withhold from any amounts which become taxable to Executive hereunder all employment and other federal, state and local taxes and charges which are, or which may hereafter, be required by law to be so deducted or withheld.

     11. Modification or Waiver.

     No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     12. Notices.

     All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Company or Executive, as applicable, at the address set forth above (or to such other address as shall have been previously provided in accordance with this Paragraph 12).

     13. Governing Law.

     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

     14. Severability.

     Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, subject to the provisions of Paragraph 7(b) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

     15. Counterparts.

     This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

     16. Headings.

     The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

     17. Entire Agreement.

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

     18. Survival of Agreements.

     The covenants made in Paragraphs 4, 5, 6, 7, 8 and 14 each shall survive the termination of this Agreement.


             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       CALI REALTY CORPORATION



                                       By: /s/  John R. Cali
                                           ----------------------------------
                                           Name: John R. Cali
                                           Title: Chief Administrative Officer


                                           /s/ Thomas A. Rizk
                                           ----------------------------------
                                           Thomas A. Rizk

                                   SCHEDULE A

Those properties described in the Prospectus of Cali Realty Corporation for the sale of 10,500,000 Shares dated August 24, 1994, in the section entitled "Business and Properties -- Excluded Properties".


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